Exhibit 99.1

ZS Pharma Reports Second Quarter 2015 Financial Results and Provides Corporate Update

Redwood City, Calif. – August 6, 2015 – ZS Pharma, Inc. (Nasdaq: ZSPH), today reported its financial results for the second quarter ended June 30, 2015, and provided an overview of recent accomplishments.

Recent Highlights

•	Announced the submission of a New Drug Application (NDA) for ZS-9 (sodium zirconium cyclosilicate) requesting FDA approval of ZS-9 for the treatment of hyperkalemia. In July the NDA was accepted for filing and assigned a Prescription Drug User Fee Act (PDUFA) goal date of May 26, 2016.

•	Added key members to the ZS Pharma management team, including, but not limited to, Paul Arata as chief human resources and administration officer, Jeffrey Farrow as chief financial officer, and Tim Varacek as senior vice president, sales and commercial operations.

•	Completed the hiring of key senior personnel in the areas of marketing, sales, reimbursement and medical affairs all of whom have been part of successful commercial product launches.

“With the recent NDA filing and assignment of a PDUFA goal date of May 26, 2016 we achieved one of our key milestones as we seek approval for ZS-9 for the treatment of hyperkalemia,” said Robert Alexander, Ph.D., chief executive officer of ZS Pharma. “The company is at an exciting phase of growth with the addition of several experienced executives, new key employees, and investments in our commercial and manufacturing organizations. We believe we are well positioned to complete the development and potentially gain approval of ZS-9 for the treatment of hyperkalemia.”

Upcoming 2015 Milestone

•	Filing of the ZS-9 Marketing Authorization Application (MAA) with the European Medicines Agency (EMA) in the second half of 2015;

Summary Financial Results

Cash, cash equivalents and short-term investments totaled $232.9 million at June 30, 2015, compared to $102.3 million as of December 31, 2014.

Research and development expenses for the quarter ended June 30, 2015 were $17.3 million, compared to $11.7 million for the same period in 2014. The $5.6 million increase in research and development (R&D) expenses was primarily due to increased personnel costs, costs associated with preparing and filing the ZS-9 NDA, including our NDA filing fee, costs associated with the Company’s clinical studies ZS006, ZS005 and ZS004E, and costs attributed to the manufacturing scale-up of ZS-9. Total R&D non-cash stock compensation incurred in the quarter ended June 30, 2015 was $1.8 million, compared to $1.6 million for same period in 2014.

Selling, general and administrative expenses for the quarter ended June 30, 2015, were $15.2 million compared to $2.9 million for the same period in 2014. The $12.3 million increase in selling, general and administrative (SG&A) expenses was primarily due to non-cash stock based compensation expense of $6.4 million related to the accounting for grants of certain former employees, increases in compensation, professional fees and other expenses to support the Company’s continued expansion of operations in preparation for the potential commercial launch of ZS-9, as well as increased spending associated with operating as a public company. Total SG&A non-cash stock compensation incurred in the quarter ended June 30, 2015 was $8.0 million (inclusive of the one-time stock compensation recognized related to the former employees), compared to $0.3 million for the same period in 2014.

Net loss attributable to common shareholders was $32.6 million, or $1.30 per diluted share, for the quarter ended June 30, 2015, compared to $16.4 million, or $4.72 per diluted share, for the same period in 2014.

About ZS Pharma

ZS Pharma is a publicly-traded (Nasdaq: ZSPH), biopharmaceutical company with offices in Redwood City, California and Coppell, Texas. ZS Pharma’s lead therapeutic candidate, ZS-9 (sodium zirconium cyclosilicate), is an investigational treatment for hyperkalemia that has been submitted to the FDA for potential approval for the treatment of hyperkalemia. ZS Pharma is also pursuing the discovery of additional drug candidates that utilize its novel selective ion-trap technology for the treatment of kidney and liver diseases. Additional information about ZS Pharma is available at www.zspharma.com.

Forward-Looking Statements

ZS Pharma cautions you that this press release contains forward-looking statements that involve risks and uncertainties. We make such forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements about: our expectations regarding the timing of the review of an NDA by the FDA, submitting an MAA to the EMA, the likelihood of regulatory approval of ZS-9, our expectations regarding our ability to successfully commercialize ZS-9, if approved, estimates of our expenses, future revenue, capital requirements and needs for additional financing, our ability to produce ZS-9 in commercial quantities in higher capacity reactors, the initiation, timing, progress and results of future nonclinical studies, clinical trials and research and development programs, and our financial performance. Any forward looking statements in this press release are based on management’s current expectations, estimates, forecasts, and projections about our business and the industry in which we operate and management’s beliefs and assumptions are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this press release may turn out to be inaccurate. Factors that may cause actual results to differ materially from expectations include, among other things, those listed under Part I, Item 1A. Risk Factors in ZS Pharma’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission May 11, 2015 and its other reports, which are available from the SEC’s website (http://www.sec.gov) and on ZS Pharma’s website (http://www.zspharma.com) under the heading “Investors”. All forward-looking statements are qualified in their entirety by this cautionary statement and speak only as of the date of this press release. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. You should, however, review the factors and risks described in the reports we will file from time to time with the SEC after the date of this press release.

ZS Pharma Contacts

Adam Tomasi (Investors)

atomasi@zspharma.com

Jeffrey Farrow(Investors)

jfarrow@zspharma.com

650.458.4100

Denise Powell (Media)

denise@redhousecomms.com

510.703.9491

Source: ZS Pharma

ZS Pharma, Inc.

Condensed Statements of Operations

(Unaudited)

(In Thousands, Except for Share and per Share Amounts)

	Three Months Ended		Six Months Ended
	June 30 2015	June 30 2014	June 30 2015	June 30 2014
Costs and expenses
Research and development (1)	$17,291	$11,649	$32,608	$18,503
Selling, general and administrative (2)	15,162	2,881	21,566	5,303

	32,453	14,530	54,174	23,806

Loss from operations	(32,453)	(14,530)	(54,174)	(23,806)
Other (income) expense:
Interest/other income	(125)	(11)	(175)	(20)
Interest expense	275	6	550	9
Expense to mark warrants to market	—	1,774	—	3,071

Net loss	(32,603)	(16,299)	(54,549)	(26,866)
Preferred stock accretion	—	(129)	—	(310)

Net loss attributable to common shareholders	$(32,603)	$(16,428)	$(54,549)	$(27,176)

Net loss per share attributable to common shareholders, basic and diluted	$(1.30)	$(4.72)	$(2.37)	$(10.61)

Weighted-average common shares used to compute net loss per share attributable to common shareholders, basic and diluted	25,014,490	3,482,340	23,013,478	2,560,778

(1) R&D includes non-cash stock based compensation of:	1,773	1,572	3,117	2,241
(2) SG&A includes non-cash stock based compensation of:	7,992	348	9,068	550

ZS Pharma, Inc.

Condensed Balance Sheet Data

(In Thousands)

	June 30 2015	December 31 2014

Cash, cash equivalents and investments	$232,858	$102,280

Working capital	$222,381	$94,117

Total assets	$251,027	$116,162

Total debt	$10,100	$9,959

Accumulated deficit	$(168,826)	$(114,278)

Total shareholders’ equity	$228,337	$96,772